UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

REV Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 South Executive Drive, Suite 100

Brookfield, WI 53005

(Address of Principal Executive Offices)

(414) 290-0190

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on February 29, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of REV Group, Inc. (the “Company”), the Company’s stockholders approved the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan (the “Plan”), to increase the number of shares of common stock authorized thereunder from 1,112,000 shares to 2,872,218 shares, extend the term from January 9, 2027 to February 29, 2034, and make certain other revisions to the Plan. The Plan became effective on February 29, 2024 following receipt of stockholder approval.

Additional information regarding the Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement” under the caption “Proposal 5 – Approval of Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan”) filed by the Company with the Securities and Exchange Commission on January 19, 2024, which information is incorporated herein by reference. Such information and the foregoing description of the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 29, 2024, the Company held its Annual Meeting in Wauwatosa, Wisconsin. At the Annual Meeting, the stockholders considered and acted upon five proposals pursuant to the Notice of Annual Meeting of Stockholders and as described in more detail in the Company’s Proxy Statement. Of 59,738,362 shares of common stock eligible to vote as of January 10, 2024, the holders of record of 56,576,516 shares of common stock were represented at the meeting either in person or by proxy.

Proposal 1: Election of Directors

By the vote described below, the stockholders elected the following individuals as Class I directors, each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Director	For	Against	Abstain	Broker Non-Votes
Jean Marie Canan	40,824,255	13,792,328	8,071	1,951,862
Charles Dutil	41,152,365	13,463,397	8,892	1,951,862
Kathleen M. Steele	54,454,957	161,870	7,827	1,951,862

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

By the vote described below, the stockholders approved the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2024.

For	Against	Abstain
56,219,269	351,369	5,878

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers

By the vote described below, the stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
53,484,187	1,133,582	6,885	1,951,862

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

By the vote described below, the stockholders determined, on a non-binding advisory basis, that future advisory votes on the compensation of the Company’s named executive officers should take place every year.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
51,648,881	11,395	2,946,289	18,089	1,951,862

On an advisory basis, the Company’s stockholders indicated their preference for the advisory vote on executive compensation to be held annually. In response to the voting results and other factors, the Company’s Board of Directors determined that the Company will hold an advisory vote on the named executive officer compensation every year. The Company will continue to hold advisory votes on named executive officer compensation every year until the next required advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide stockholders at least once every six calendar years the opportunity to cast a non-binding advisory vote on the frequency of stockholder votes on executive compensation.

Proposal 5: Approval of Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan

By the vote described below, the stockholders approved the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
53,455,447	1,156,994	12,213	1,951,862

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: March 1, 2024	By:	/s/ Mark A. Skonieczny
Name: Mark A. Skonieczny
Title: President, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive and Financial Officer)

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